FIRST QUARTER 2018
Supplemental Information

Investor and Media Contact
American Assets Trust, Inc.
Robert F. Barton
Executive Vice President and Chief Financial Officer
858-350-2607

American Assets Trust, Inc.'s Portfolio is concentrated in high-barrier-to-entry markets with favorable supply/demand characteristics

	Retail	Office	Multifamily	Mixed-Use
Market	Square Feet	Square Feet	Units	Square Feet	Suites
San Diego	1,323,551	729,310	1,455 (1)	—	—

San Francisco	35,156	516,985	—	—	—

Oahu	549,308	—	—	96,707	369

Monterey	673,572	—	—	—	—

San Antonio	588,970	—	—	—	—

Portland	44,153	819,841	657	—	—

Seattle	—	495,800	—	—	—

Total	3,214,710	2,561,936	2,112	96,707	369

		Square Feet		%
Note: Circled areas represent all markets in which American Assets Trust, Inc. currently owns and operates its real estate properties. Size of circle denotes approximation of square feet / units. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.	Retail	3.2	million	55%
	Office	2.6	million	45%
Data is as of March 31, 2018.	Totals	5.8	million
(1) Includes 122 RV spaces.

First Quarter 2018 Supplemental Information	Page 2

This Supplemental Information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in our markets; our failure to generate sufficient cash flows to service our outstanding indebtedness; defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants; difficulties in identifying properties to acquire and completing acquisitions; difficulties in completing dispositions; our failure to successfully operate acquired properties and operations; our inability to develop or redevelop our properties due to market conditions; fluctuations in interest rates and increased operating costs; risks related to joint venture arrangements; our failure to obtain necessary outside financing; on-going litigation; general economic conditions; financial market fluctuations; risks that affect the general retail, office, multifamily and mixed-use environment; the competitive environment in which we operate; decreased rental rates or increased vacancy rates; conflicts of interests with our officers or directors; lack or insufficient amounts of insurance; environmental uncertainties and risks related to adverse weather conditions and natural disasters; other factors affecting the real estate industry generally; limitations imposed on our business and our ability to satisfy complex rules in order for us to continue to qualify as a REIT for U.S. federal income tax purposes; and changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, refer to our most recent Annual Report on Form 10-K and other risks described in documents subsequently filed by us from time to time with the Securities and Exchange Commission.

First Quarter 2018 Supplemental Information	Page 3

FINANCIAL HIGHLIGHTS

First Quarter 2018 Supplemental Information	Page 4

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except shares and per share data)	March 31, 2018	December 31, 2017
	(unaudited)	(audited)
ASSETS
Real estate, at cost
Operating real estate	$2,539,491	$2,536,474
Construction in progress	74,447	68,272
Held for development	9,392	9,392
	2,623,330	2,614,138
Accumulated depreciation	(568,348)	(537,431)
Net real estate	2,054,982	2,076,707
Cash and cash equivalents	55,336	82,610
Restricted cash	9,889	9,344
Accounts receivable, net	8,797	9,869
Deferred rent receivable, net	39,279	38,973
Other assets, net	45,283	42,361
TOTAL ASSETS	$2,213,566	$2,259,864
LIABILITIES AND EQUITY
LIABILITIES:
Secured notes payable, net	$205,486	$279,550
Unsecured notes payable, net	1,045,178	1,045,470
Unsecured line of credit, net	33,031	—
Accounts payable and accrued expenses	43,507	38,069
Security deposits payable	8,683	6,570
Other liabilities and deferred credits, net	48,348	46,061
Total liabilities	1,384,233	1,415,720
Commitments and contingencies
EQUITY:
American Assets Trust, Inc. stockholders' equity
Common stock, $0.01 par value, 490,000,000 shares authorized, 47,203,484 and 47,204,588 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	473	473
Additional paid in capital	919,793	919,066
Accumulated dividends in excess of net loss/income	(110,550)	(97,280)
Accumulated other comprehensive income	13,324	11,451
Total American Assets Trust, Inc. stockholders' equity	823,040	833,710
Noncontrolling interests	6,293	10,434
Total equity	829,333	844,144
TOTAL LIABILITIES AND EQUITY	$2,213,566	$2,259,864

First Quarter 2018 Supplemental Information	Page 5

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended
	March 31,
	2018	2017
REVENUE:
Rental income	$76,201	$70,040
Other property income	4,531	3,752
Total revenue	80,732	73,792
EXPENSES:
Rental expenses	20,420	19,859
Real estate taxes	8,546	7,536
General and administrative	5,567	5,082
Depreciation and amortization	33,279	17,986
Total operating expenses	67,812	50,463
OPERATING INCOME	12,920	23,329
Interest expense	(13,820)	(13,331)
Other income, net	209	310
NET (LOSS) INCOME	(691)	10,308
Net loss (income) attributable to restricted shares	72	(60)
Net loss (income) attributable to unitholders in the Operating Partnership	166	(2,861)
NET (LOSS) INCOME ATTRIBUTABLE TO AMERICAN ASSETS TRUST, INC. STOCKHOLDERS	$(453)	$7,387

(LOSS) EARNINGS PER COMMON SHARE
Basic (loss) income from operations attributable to common stockholders per share	$(0.01)	$0.16
Weighted average shares of common stock outstanding - basic	46,935,820	46,173,788
Diluted (loss) income from continuing operations attributable to common stockholders per share	$(0.01)	$0.16
Weighted average shares of common stock outstanding - diluted	46,935,820	64,062,610

First Quarter 2018 Supplemental Information	Page 6

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended
	March 31,
	2018	2017
Funds from Operations (FFO) (1)
Net (loss) income	$(691)	$10,308
Depreciation and amortization of real estate assets	33,279	17,986
FFO, as defined by NAREIT	32,588	28,294
Less: Nonforfeitable dividends on incentive stock awards	(71)	(59)
FFO attributable to common stock and common units	$32,517	$28,235

FFO per diluted share/unit	$0.51	$0.44

Weighted average number of common shares and common units, diluted (2)	64,134,497	64,066,561

Funds Available for Distribution (FAD) (1)	$22,755	$25,625

Dividends
Dividends declared and paid	$17,388	$16,723
Dividends declared and paid per share/unit	$0.27	$0.26

First Quarter 2018 Supplemental Information	Page 7

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION (CONTINUED)

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended
	March 31,
	2018	2017
Funds Available for Distribution (FAD) (1)
FFO	$32,588	$28,294
Adjustments:
Tenant improvements, leasing commissions and maintenance capital expenditures	(10,673)	(4,909)
Net effect of straight-line rents (3)	454	(182)
Amortization of net above (below) market rents (4)	(714)	(851)
Net effect of other lease assets (5)	(2)	977
Amortization of debt issuance costs and debt fair value adjustment	446	1,716
Non-cash compensation expense	727	639
Nonforfeitable dividends on incentive stock awards	(71)	(59)
FAD	$22,755	$25,625

Summary of Capital Expenditures
Tenant improvements and leasing commissions	$5,787	$2,675
Maintenance capital expenditures	4,886	2,234
	$10,673	$4,909

Notes:

(1)	See Glossary of Terms.

(2)
For the three months ended March 31, 2018 and 2017, the weighted average common shares and common units used to compute FFO per diluted share/unit include operating partnership common units and unvested restricted stock awards that are subject to time vesting. The shares/units used to compute FFO per diluted share/unit include additional shares/units which were excluded from the computation of diluted EPS, as they were anti-dilutive for the periods presented.

(3)	Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.

(4)	Represents the adjustment related to the acquisition of buildings with above (below) market rents.

(5)
Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, lease termination fees at City Center Bellevue and straight-line rent expense for our leases at the Annex at the Landmark at One Market and retail space at Waikiki Beach Walk - Retail.

First Quarter 2018 Supplemental Information	Page 8

SAME-STORE PORTFOLIO NET OPERATING INCOME (NOI)

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2018
	Retail	Office	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store portfolio	$20,296	$26,726	$8,289	$15,381	$70,692
Non-same store portfolio (1)	5,861	44	4,135	—	10,040
Total	26,157	26,770	12,424	15,381	80,732
Real estate expenses
Same-store portfolio	5,301	7,824	3,452	9,145	25,722
Non-same store portfolio (1)	1,510	189	1,545	—	3,244
Total	6,811	8,013	4,997	9,145	28,966
Net Operating Income (NOI), GAAP basis
Same-store portfolio	14,995	18,902	4,837	6,236	44,970
Non-same store portfolio (1)	4,351	(145)	2,590	—	6,796
Total	$19,346	$18,757	$7,427	$6,236	$51,766
Same-store portfolio NOI, GAAP basis	$14,995	$18,902	$4,837	$6,236	$44,970
Net effect of straight-line rents (2)	(38)	591	(10)	(131)	412
Amortization of net above (below) market rents (3)	(345)	(401)	—	(30)	(776)
Net effect of other lease intangibles (4)	—	(8)	—	—	(8)
Same-store portfolio NOI, cash basis	$14,612	$19,084	$4,827	$6,075	$44,598

Notes:

(1)	Same-store portfolio and non-same store portfolio are determined based on properties held on March 31, 2018 and 2017. See Glossary of Terms.

(2)	Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.

(3)	Represents the adjustment related to the acquisition of buildings with above (below) market rents.

(4)
Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles and straight-line rent expense for our leases at the Annex at the Landmark at One Market.

First Quarter 2018 Supplemental Information	Page 9

SAME-STORE PORTFOLIO NOI COMPARISON EXCLUDING REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended
	March 31,
	2018	2017	Change
Cash Basis:
Retail	$14,612	$13,884	5.2%
Office	19,084	17,685	7.9
Multifamily	4,827	4,732	2.0
Mixed-Use	6,075	5,373	13.1
	$44,598	$41,674	7.0%

GAAP Basis:
Retail	$14,995	$14,577	2.9%
Office	18,902	18,395	2.8
Multifamily	4,837	4,680	3.4
Mixed-Use	6,236	5,428	14.9
	$44,970	$43,080	4.4%

First Quarter 2018 Supplemental Information	Page 10

SAME-STORE PORTFOLIO NOI COMPARISON WITH REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended
	March 31,
	2018	2017	Change
Cash Basis:
Retail	$18,472	$17,774	3.9%
Office	18,942	17,480	8.4
Multifamily	4,827	4,732	2.0
Mixed-Use	6,075	5,373	13.1
	$48,316	$45,359	6.5%

GAAP Basis:
Retail	$18,619	$18,118	2.8%
Office	18,760	18,191	3.1
Multifamily	4,837	4,680	3.4
Mixed-Use	6,236	5,428	14.9
	$48,452	$46,417	4.4%

First Quarter 2018 Supplemental Information	Page 11

NOI BY REGION

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2018
	Retail	Office	Multifamily	Mixed-Use	Total
Southern California
NOI, GAAP basis (1)	$8,713	$4,777	$5,803	$—	$19,293
Net effect of straight-line rents (2)	(39)	(5)	(64)	—	(108)
Amortization of net above (below) market rents (3)	(221)	—	—	—	(221)
NOI, cash basis	8,453	4,772	5,739	—	18,964
Northern California
NOI, GAAP basis (1)	2,833	5,293	—	—	8,126
Net effect of straight-line rents (2)	(12)	526	—	—	514
Amortization of net above (below) market rents (3)	(94)	(202)	—	—	(296)
Net effect of other lease intangibles (4)	—	(37)	—	—	(37)
NOI, cash basis	2,727	5,580	—	—	8,307
Hawaii
NOI, GAAP basis (1)	4,091	—	—	6,236	10,327
Net effect of straight-line rents (2)	157	—	—	(131)	26
Amortization of net above (below) market rents (3)	83	—	—	(30)	53
Net effect of other lease intangibles (4)	6	—	—	—	6
NOI, cash basis	4,337	—	—	6,075	10,412
Oregon
NOI, GAAP basis (1)	293	5,297	1,624	—	7,214
Net effect of straight-line rents (2)	(33)	(247)	(10)	—	(290)
Amortization of net above (below) market rents (3)	—	(94)	—	—	(94)
Net effect of other lease intangibles (4)	—	6	—	—	6
NOI, cash basis	260	4,962	1,614	—	6,836
Texas
NOI, GAAP basis (1)	3,416	—	—	—	3,416
Net effect of straight-line rents (2)	(5)	—	—	—	(5)
Amortization of net above (below) market rents (3)	(51)	—	—	—	(51)
NOI, cash basis	3,360	—	—	—	3,360
Washington
NOI, GAAP basis (1)	—	3,390	—	—	3,390
Net effect of straight-line rents (2)	—	317	—	—	317
Amortization of net above (below) market rents (3)	—	(105)	—	—	(105)
Net effect of other lease intangibles (4)	—	23	—	—	23
NOI, cash basis	—	3,625	—	—	3,625
Total
NOI, GAAP basis (1)	19,346	18,757	7,427	6,236	51,766
Net effect of straight-line rents (2)	68	591	(74)	(131)	454
Amortization of net above (below) market rents (3)	(283)	(401)	—	(30)	(714)
Net effect of other lease intangibles (4)	6	(8)	—	—	(2)
NOI, cash basis	$19,137	$18,939	$7,353	$6,075	$51,504
Notes:

(1)	See Glossary of Terms.

(2)	Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.

(3)	Represents the adjustment related to the acquisition of buildings with above (below) market rents.

(4)
Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles and straight-line rent expense for our leases at the Annex at the Landmark at One Market.

First Quarter 2018 Supplemental Information	Page 12

NOI BREAKDOWN

Three Months Ended March 31, 2018

Portfolio NOI, Cash Basis Breakdown

Portfolio Diversification by Geographic Region

Portfolio NOI, GAAP Basis Breakdown

Portfolio Diversification by Geographic Region

Portfolio Diversification by Segment

Portfolio Diversification by Segment

First Quarter 2018 Supplemental Information	Page 13

PROPERTY REVENUE AND OPERATING EXPENSES

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2018
		Additional		Property
		Property	Billed Expense	Operating
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)
Retail Portfolio
Carmel Country Plaza	$939	$22	$218	$(194)
Carmel Mountain Plaza	3,194	42	744	(800)
South Bay Marketplace	611	36	188	(173)
Gateway Marketplace	610	2	307	(231)
Lomas Santa Fe Plaza	1,491	15	304	(365)
Solana Beach Towne Centre	1,522	14	469	(469)
Del Monte Center	2,689	119	879	(1,246)
Geary Marketplace	307	—	153	(174)
The Shops at Kalakaua	487	25	45	(80)
Waikele Center	4,107	300	990	(1,537)
Alamo Quarry Market	3,539	47	1,457	(1,683)
Hassalo on Eighth - Retail	222	77	50	(89)
Subtotal Retail Portfolio	$19,718	$699	$5,804	$(7,041)
Office Portfolio
Torrey Reserve Campus (5)	$4,717	$162	$260	$(1,415)
Solana Beach Corporate Centre	1,893	5	40	(476)
The Landmark at One Market	6,605	37	220	(2,171)
One Beach Street	1,066	1	127	(305)
First & Main	2,777	179	434	(865)
Lloyd District Portfolio (5)	2,980	675	126	(1,158)
City Center Bellevue	4,393	813	341	(1,475)
Subtotal Office Portfolio	$24,431	$1,872	$1,548	$(7,865)

First Quarter 2018 Supplemental Information	Page 14

PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2018
		Additional		Property
		Property	Billed Expense	Operating
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)
Multifamily Portfolio
Loma Palisades	$3,114	$265	$—	$(1,169)
Imperial Beach Gardens	857	72	—	(344)
Mariner's Point	420	31	—	(161)
Santa Fe Park RV Resort	298	26	—	(169)
Pacific Ridge Apartments	4,014	154	—	(1,545)
Hassalo on Eighth - Multifamily	3,027	389	—	(1,607)
Subtotal Multifamily Portfolio	$11,730	$937	$—	$(4,995)
Mixed-Use Portfolio
Waikiki Beach Walk - Retail	$2,672	$1,091	$989	$(1,796)
Waikiki Beach Walk - Embassy Suites™	9,783	693	—	(7,357)
Subtotal Mixed-Use Portfolio	$12,455	$1,784	$989	$(9,153)
Total	$68,334	$5,292	$8,341	$(29,054)

Notes:

(1)
Base rent for our retail and office portfolio and the retail portion of our mixed-use portfolio represents base rent for the three months ended March 31, 2018 (before abatements) and excludes the impact of straight-line rent and above (below) market rent adjustments. Total abatements for our retail and office portfolio were approximately $22 and $903, respectively, for the three months ended March 31, 2018. There were no abatements for the retail portion of our mixed-use portfolio for the three months ended March 31, 2018. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Multifamily portfolio base rent represents base rent (including parking, before abatements) less vacancy allowance and employee rent credits and includes additional rents (additional rents include insufficient notice penalties, month-to-month charges and pet rent). There were $319 of abatements for our multifamily portfolio for the three months ended March 31, 2018. For Waikiki Beach Walk - Embassy SuitesTM, base rent is equal to the actual room revenue for the three months ended March 31, 2018.

(2)
Represents additional property-related income for the three months ended March 31, 2018, which includes: (i) percentage rent, (ii) other rent (such as storage rent, license fees and association fees) and (iii) other property income (such as late fees, default fees, lease termination fees, parking revenue, the reimbursement of general excise taxes, laundry income and food and beverage sales).

(3)	Represents billed tenant expense reimbursements for the three months ended March 31, 2018.

(4)
Represents property operating expenses for the three months ended March 31, 2018. Property operating expenses includes all rental expenses, except non cash rent expense and the provision for bad debt recorded for deferred rent receivables.

(5)
Base rent shown includes amounts related to American Assets Trust, L.P.'s corporate leases at Torrey Reserve Campus and Lloyd District Portfolio. This intercompany rent is eliminated in the consolidated statement of operations. The base rent and abatements were both $297 for the three months ended March 31, 2018.

First Quarter 2018 Supplemental Information	Page 15

SEGMENT CAPITAL EXPENDITURES

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2018
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Retail Portfolio	$1,106	$1,077	$2,183	$46	$—	$2,229
Office Portfolio	4,612	2,115	6,727	88	558	7,373
Multifamily Portfolio	—	1,609	1,609	—	—	1,609
Mixed-Use Portfolio	69	85	154	—	—	154
Total	$5,787	$4,886	$10,673	$134	$558	$11,365

First Quarter 2018 Supplemental Information	Page 16

SUMMARY OF OUTSTANDING DEBT

(Unaudited, amounts in thousands)	Amount
	Outstanding at		Annual Debt		Balance at
Debt	March 31, 2018	Interest Rate	Service	Maturity Date	Maturity
One Beach Street (1)	21,900	3.94%	875	April 1, 2019	21,900
Torrey Reserve - North Court (2)	19,925	7.22%	1,836	June 1, 2019	19,443
Torrey Reserve - VCI, VCII, VCIII (2)	6,731	6.36%	560	June 1, 2020	6,439
Solana Beach Corporate Centre I-II (2)	10,665	5.91%	855	June 1, 2020	10,169
Solana Beach Towne Centre (2)	35,552	5.91%	2,849	June 1, 2020	33,898
City Center Bellevue (1)	111,000	3.98%	4,479	November 1, 2022	111,000
Secured Notes Payable / Weighted Average (3)	$205,773	4.80%	$11,454		$202,849
Term Loan A (4)	$100,000	3.08%	$102,689	January 9, 2019	$100,000
Series A Notes (5)	150,000	3.88%	6,060	October 31, 2021	150,000
Term Loan B (6)	100,000	2.75%	2,749	March 1, 2023	100,000
Term Loan C (7)	50,000	2.74%	1,371	March 1, 2023	50,000
Series F Notes (8)	100,000	3.85%	3,780	July 19, 2024	100,000
Series B Notes	100,000	4.45%	4,450	February 2, 2025	100,000
Series C Notes	100,000	4.50%	4,500	April 1, 2025	100,000
Series D Notes (9)	250,000	3.87%	10,725	March 1, 2027	250,000
Series E Notes (10)	100,000	4.18%	4,240	May 23, 2029	100,000
Unsecured Notes Payable / Weighted Average (11)	$1,050,000	3.78%	$140,564		$1,050,000
Unsecured Line of Credit (12)	$35,000	3.40%
Notes:

(1)	Interest only.

(2)	Principal payments based on a 30-year amortization schedule.

(3)	The Secured Notes Payable total does not include debt issuance costs, net of $0.3 million.

(4)
Term Loan A has a maturity date of January 9, 2019. Term Loan A accrues interest at a variable rate, which we fixed as part of an interest rate swap for an effective interest rate of 3.08%, subject to adjustments based on our consolidated leverage ratio.

(5)
$150 million of 4.04% Senior Guaranteed Notes, Series A, due October 31, 2021. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series A Notes is approximately 3.88% per annum, through maturity.

(6)
Term Loan B matures on March 1, 2023. Term Loan B accrues interest at a variable rate, which we fixed as part of an interest rate swap for an all-in interest rate of 2.75%, subject to adjustments based on our consolidated leverage ratio.

(7)
Term Loan C matures on March 1, 2023. Term Loan C accrues interest at a variable rate, which we fixed as part of an interest rate swap for an all-in interest rate of 2.74%, subject to adjustments based on our consolidated leverage ratio.

(8)
$100 million of 3.78% Senior Guaranteed Notes, Series F, due July 19, 2024. Net of the settlement of the treasury lock contract, the effective interest rate for the Series F Notes is approximately 3.85%, through maturity.

(9)
$250 million of 4.29% Senior Guaranteed Notes, Series D, due March 1, 2027. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series D Notes is approximately 3.87% per annum, through maturity.

(10)
$100 million of 4.24% Senior Guaranteed Notes, Series E, due May 23, 2029. Net of the settlement of the treasury lock contract, the effective interest rate for the Series E Notes is approximately 4.18%, through maturity.

(11)	The Unsecured Notes Payable total does not include debt issuance costs, net of $4.8 million.

(12)
The unsecured revolving line of credit (the "Revolver Loan") has a capacity of $350 million plus an accordion feature that may allow us to increase the availability thereunder up to an additional $350 million, subject to meeting specified requirements and obtaining additional commitments from lenders. The Revolver Loan matures on January 9, 2022, subject to our option to extend the Revolver Loan up to two times, with each such extension for a six-month period. The Revolver Loan currently accrues interest at LIBOR, plus a spread which ranges from 1.20%-1.70%, based on our consolidated leverage ratio. The Revolver Loan total does not include debt issuance costs, net of $2.0 million.

First Quarter 2018 Supplemental Information	Page 17

MARKET CAPITALIZATION

(Unaudited, amounts in thousands, except per share data)

Market data	March 31, 2018
Common shares outstanding	47,203
Common units outstanding	17,195
Common shares and common units outstanding	64,398
Market price per common share	$33.41
Equity market capitalization	$2,151,537
Total debt	$1,290,773
Total market capitalization	$3,442,310
Less: Cash on hand	$(55,336)
Total enterprise value	$3,386,974
Total assets, gross	$2,781,914
Total unencumbered assets, gross	$2,321,839

Total debt/Total capitalization	37.5%
Total debt/Total enterprise value	38.1%
Net debt/Total enterprise value (1)	36.5%
Total debt/Total assets, gross	46.4%
Net debt/Total assets, gross (1)	44.4%
Total unencumbered assets, gross/Unsecured debt	214.4%

Total debt/Adjusted EBITDA (2)(3)	7.0	x
Net debt/Adjusted EBITDA (1)(2)(3)	6.7	x
Interest coverage ratio (4)	3.4	x
Fixed charge coverage ratio (4)	3.4	x

Weighted Average Fixed Interest Rate	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029
	—%	3.8%	6.0%	3.9%	4.0%	2.7%	3.8%	4.5%	—%	3.9%	—%	4.2%

Total Weighed Average Fixed Interest Rate:	3.9%
Weighted Average Term to Maturity:	5.9 years

Credit Ratings
Rating Agency	Rating	Outlook
Fitch	BBB	Stable
Moody's	Baa3	Stable
Standard & Poors	BBB-	Stable
Notes:

(1)	Net debt is equal to total debt less cash on hand.

(2)	See Glossary of Terms for discussion of EBITDA and Adjusted EBITDA.

(3)	As used here, Adjusted EBITDA represents the actual for the three months ended March 31, 2018 annualized.

(4)	Calculated as Adjusted EBITDA divided by interest on borrowed funds, including capitalized interest and excluding debt fair value adjustments and loan fee amortization.

First Quarter 2018 Supplemental Information	Page 18

SUMMARY OF DEVELOPMENT OPPORTUNITIES

Our portfolio has numerous potential opportunities to create future shareholder value. These opportunities could be subject to government approvals, lender consents, tenant consents, market conditions, availability of debt and/or equity financing, etc. Many of these opportunities are in their preliminary stages and may not ultimately come to fruition. This schedule will update as we modify various assumptions and markets conditions change. Square footages and units set forth below are estimates only and ultimately may differ materially from actual square footages and units.

Development Projects

						Project Costs (in thousands) (2)
		Start Date	Completion Date	Estimated Stabilization Date (1)	Rentable Square Feet	Cost Incurred to Date	Total Estimated Investment	Estimated Stabilized Yield (3)

Property	Location
Office Property:
Torrey Point	San Diego, CA	2015	July 31, 2017	2019	90,000	$38,619	$55,800	6.75% - 7.75%

Development/Redevelopment Pipeline
Property	Property Type	Location	Estimated Rentable Square Feet	Multifamily Units
Solana Beach Corporate Centre (Building 5)	Retail	Solana Beach, CA	10,000	N/A
Lomas Santa Fe Plaza	Retail	Solana Beach, CA	45,000	N/A
Solana Beach - Highway 101 (4)	Mixed Use	Solana Beach, CA	48,000	36
Lloyd District Portfolio - multiple phases (5)	Mixed Use	Portland, OR	TBD	TBD

Notes:

(1)	Based on management's estimation of stabilized occupancy (90%).

(2)	Project costs exclude capitalized interest cost which is calculated in accordance with Accounting Standards Codification 835-20-50-1.

(3)	The estimated stabilized yield is calculated based on total estimated project costs, as defined above, when the project has reached stabilized occupancy.

(4)
Represents commercial portion of development opportunity for Solana Beach - Highway 101. A third party has been granted an option to acquire this property exercisable on or prior to December 22, 2019 for $9.43 million in consideration for a non-refundable $0.9 million option payment.

(5)
The Lloyd District Portfolio was acquired in 2011 consisting of approximately 600,000 rentable square feet on more than 16 acres located in the Lloyd District of Portland, Oregon. The portion of the property that has been designated for additional development to include a high density, transit oriented, mixed-use urban village, with the potential to be in excess of approximately three million square feet. The entitlement for such development opportunity allows a 12:1 Floor Area Ratio with a 250 foot height limit and provides for retail, office and/or multifamily development.  Additional development plans are in the early stages and will continue to progress as demand and economic conditions allow.

First Quarter 2018 Supplemental Information	Page 19

PORTFOLIO DATA

First Quarter 2018 Supplemental Information	Page 20

PROPERTY REPORT

As of March 31, 2018				Retail and Office Portfolios
				Net			Annualized
			Number	Rentable			Base Rent
		Year Built/	of	Square	Percentage	Annualized	per Leased
Property	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Retail Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Retail Properties
Carmel Country Plaza	San Diego, CA	1991	9	78,098	95.0%	$3,763,988	$50.73		Sharp Healthcare, San Diego County Credit Union
Carmel Mountain Plaza (7)	San Diego, CA	1994/2014	15	528,416	98.2	12,759,080	24.59	Sears	Dick's Sporting Goods, Saks Fifth Avenue Off 5th
South Bay Marketplace (7)	San Diego, CA	1997	9	132,877	100.0	2,414,653	18.17		Ross Dress for Less, Grocery Outlet
Gateway Marketplace	San Diego, CA	1997/2016	3	127,861	98.7	2,440,385	19.34	Hobby Lobby	Smart & Final, Aldi
Lomas Santa Fe Plaza	Solana Beach, CA	1972/1997	9	209,569	98.3	5,975,795	29.01		Vons, Home Goods
Solana Beach Towne Centre	Solana Beach, CA	1973/2000/2004	12	246,730	96.7	6,121,907	25.66		Dixieline Probuild, Marshalls
Del Monte Center (7)	Monterey, CA	1967/1984/2006	16	673,572	98.9	11,439,796	17.17	Macy's, KLA Monterrey	Century Theatres, Macy's Furniture Gallery
Geary Marketplace	Walnut Creek, CA	2012	3	35,156	100.0	1,226,982	34.90		Sprouts Farmer Market, Freebirds Wild Burrito
The Shops at Kalakaua	Honolulu, HI	1971/2006	3	11,671	100.0	1,949,473	167.04		Hawaii Beachware & Fashion, Diesel U.S.A. Inc.
Waikele Center	Waipahu, HI	1993/2008	9	537,637	90.7	16,442,912	33.72	Lowe's, Kmart(8)	UFC Gym, Old Navy
Alamo Quarry Market (7)	San Antonio, TX	1997/1999	16	588,970	97.7	14,294,010	24.84	Regal Cinemas	Bed Bath & Beyond, Whole Foods Market
Hassalo on Eighth	Portland, OR	2015	3	44,153	76.6	943,203	27.89		Providence Health & Services, Green Zebra Grocery
Subtotal/Weighted Average Retail Portfolio			107	3,214,710	96.6%	$79,772,184	$25.69
Office Properties
Torrey Reserve Campus	San Diego, CA	1996-2000/2014-2016	14	516,677	84.0%	$19,046,202	$43.88
Solana Beach Corporate Centre	Solana Beach, CA	1982/2005	4	212,633	89.8	7,556,351	39.57
The Landmark at One Market (9)	San Francisco, CA	1917/2000	1	419,371	100.0	26,421,976	63.00
One Beach Street	San Francisco, CA	1924/1972/1987/1992	1	97,614	100.0	4,266,762	43.71
First & Main	Portland, OR	2010	1	360,641	98.7	11,127,618	31.26
Lloyd District Portfolio	Portland, OR	1940-2015	2	459,200	96.4	12,065,209	27.26
City Center Bellevue	Bellevue, WA	1987	1	495,800	97.7	14,530,220	30.00
Subtotal/Weighted Average Office Portfolio			24	2,561,936	94.6%	$95,014,338	$39.20
Total/Weighted Average Retail and Office Portfolio			131	5,776,646	95.7%	$174,786,522	$31.62

First Quarter 2018 Supplemental Information	Page 21

PROPERTY REPORT (CONTINUED)

As of March 31, 2018
			Number				Average Monthly
		Year Built/	of		Percentage	Annualized	Base Rent per
Property	Location	Renovated	Buildings	Units	Leased (2)	Base Rent (3)	Leased Unit (4)
Loma Palisades	San Diego, CA	1958/2001-2008	80	548	93.4%	$12,558,516	$2,045
Imperial Beach Gardens	Imperial Beach, CA	1959/2008	26	160	93.1	3,521,508	$1,970
Mariner's Point	Imperial Beach, CA	1986	8	88	92.1	1,610,880	$1,656
Santa Fe Park RV Resort (10)	San Diego, CA	1971/2007-2008	1	126	84.4	1,275,120	$999
Pacific Ridge Apartments	San Diego, CA	2013	3	533	92.5	16,052,556	$2,713
Hassalo on Eighth - Velomor	Portland, OR	2015	1	177	88.7	3,159,180	$1,677
Hassalo on Eighth - Aster Tower	Portland, OR	2015	1	337	96.1	6,400,212	$1,647
Hassalo on Eighth - Elwood	Portland, OR	2015	1	143	94.4	2,496,744	$1,541
Total/Weighted Average Multifamily Portfolio			121	2,112	92.7%	$47,074,716	$2,004

Mixed-Use Portfolio
			Number	Net Rentable			Annualized Base
		Year Built/	of	Square	Percentage	Annualized	Rent per Leased	Retail
Retail Portion	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Waikiki Beach Walk - Retail	Honolulu, HI	2006	3	96,707	96.9%	$11,099,045	$118.44		Yard House, Roy's

			Number				Annualized
		Year Built/	of		Average	Average	Revenue per
Hotel Portion	Location	Renovated	Buildings	Units	Occupancy (11)	Daily Rate(11)	Available Room (11)
Waikiki Beach Walk - Embassy Suites™	Honolulu, HI	2008/2014	2	369	94.3%	$312.28	$294.59

Notes:

(1)
The net rentable square feet for each of our retail properties and the retail portion of our mixed-use property is the sum of (1) the square footages of existing leases, plus (2) for available space, the field-verified square footage. The net rentable square feet for each of our office properties is the sum of (1) the square footages of existing leases, plus (2) for available space, management’s estimate of net rentable square feet based, in part, on past leases. The net rentable square feet included in such office leases is generally determined consistently with the Building Owners and Managers Association, or BOMA, 1996 measurement guidelines. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.

(2)
Percentage leased for each of our retail and office properties and the retail portion of the mixed-use property includes square footage under leases as of March 31, 2018, including leases which may not have commenced as of March 31, 2018. Percentage leased for our multifamily properties includes total units rented as of March 31, 2018.

(3)
Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2018 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.

(4)
Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of March 31, 2018. Annualized base rent per leased unit is calculated by dividing annualized base rent by units under lease as of March 31, 2018.

(5)	Retail anchor tenants are defined as retail tenants leasing 50,000 square feet or more.

(6)	Other principal retail tenants are defined as the two tenants leasing the most square footage, excluding anchor tenants.
(7)    Net rentable square feet at certain of our retail properties includes pad sites leased pursuant to the ground leases in the following table:

Property	Number of Ground Leases	Square Footage Leased Pursuant to Ground Leases	Aggregate Annualized Base Rent
Carmel Mountain Plaza	6	125,477	$1,193,816
South Bay Marketplace	1	2,824	$102,276
Del Monte Center	1	212,500	$96,000
Alamo Quarry Market	4	31,994	$497,776

(8)
In December 2016, the Kmart store at Waikele Center ceased its operations, but continues to remain fully liable for all of its lease obligations until the lease's scheduled expiration on June 30, 2018.

(9)
This property contains 419,371 net rentable square feet consisting of the Landmark at One Market (375,151 net rentable square feet) as well as a separate long-term leasehold interest in approximately 44,220 net rentable square feet of space located in an adjacent six-story leasehold known as the Annex. We currently lease the Annex from an affiliate of the Paramount Group pursuant to a long-term master lease effective through June 30, 2021, which we have the option to extend until 2031 pursuant to two five-year extension options.

First Quarter 2018 Supplemental Information	Page 22

PROPERTY REPORT (CONTINUED)

(10)
The Santa Fe Park RV Resort is subject to seasonal variation, with higher rates of occupancy occurring during the summer months. During the 12 months ended March 31, 2018, the highest average monthly occupancy rate for this property was 97%, occurring in May 2017. The number of units at the Santa Fe Park RV Resort includes 122 RV spaces and four apartments.

(11)
Average occupancy represents the percentage of available units that were sold during the three months ended March 31, 2018, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for the three months ended March 31, 2018 by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for the three months ended March 31, 2018 and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

First Quarter 2018 Supplemental Information	Page 23

RETAIL LEASING SUMMARY

As of March 31, 2018
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2018	19	100%	43,241	$48.67	$50.78	$(91,403)	(4.2)%	7.7%	5.8	$454,375	$10.51
4th Quarter 2017	14	100%	44,766	$48.33	$35.83	$559,608	34.9%	51.8%	5.6	$342,100	$7.64
3rd Quarter 2017	11	100%	24,190	$52.06	$52.70	$(15,496)	(1.2)%	8.4%	5.4	$335,000	$13.85
2nd Quarter 2017	25	100%	207,012	$30.31	$34.77	$(922,740)	(12.8)%	5.2%	8.7	$2,088,639	$10.09
Total 12 months	69	100%	319,209	$36.97	$38.45	$(470,031)	(3.8)%	12.5%	7.6	$3,220,114	$10.09
New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2018	3	16%	8,077	$53.15	$67.94	$(119,469)	(21.8)%	(14.8)%	9.3	$377,000	$46.68
4th Quarter 2017	3	21%	9,244	$37.51	$41.09	$(33,096)	(8.7)%	2.5%	9.6	$287,100	$31.06
3rd Quarter 2017	1	9%	4,785	$21.91	$25.00	$(14,771)	(12.3)%	(2.5)%	10.2	$275,000	$57.47
2nd Quarter 2017	5	20%	7,353	$69.78	$78.54	$(64,397)	(11.2)%	1.4%	7.4	$289,041	$39.31
Total 12 months	12	17%	29,459	$47.32	$55.19	$(231,733)	(14.3)%	(4.0)%	9.1	$1,228,141	$41.69
Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2018	16	84%	35,164	$47.64	$46.84	$28,066	1.7%	15.5%	5.0	$77,375	$2.20
4th Quarter 2017	11	79%	35,522	$51.14	$34.46	$592,704	48.4%	67.6%	4.6	$55,000	$1.55
3rd Quarter 2017	10	91%	19,405	$59.49	$59.53	$(725)	(0.1)%	9.6%	4.3	$60,000	$3.09
2nd Quarter 2017	20	80%	199,659	$28.86	$33.16	$(858,343)	(13.0)%	5.5%	8.7	$1,799,598	$9.01
Total 12 months	57	83%	289,750	$35.92	$36.75	$(238,298)	(2.2)%	15.2%	7.5	$1,991,973	$6.87
Total Lease Summary - Comparable and Non-Comparable (1)
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2018	22	47,468	$49.78	5.7	$614,375	$12.94
4th Quarter 2017	17	53,660	$45.58	5.2	$537,393	$10.01
3rd Quarter 2017	12	24,711	$54.61	5.5	$365,000	$14.77
2nd Quarter 2017	28	211,355	$30.37	8.6	$2,439,264	$11.54
Total 12 months	79	337,194	$37.30	7.4	$3,956,032	$11.73
Notes:

(1)	Comparable leases represent those leases signed on spaces for which there was a previous lease, including leases signed for the retail portion of our mixed-use property.

(2)	Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.

(3)	Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.

(4)	Weighted average is calculated on the basis of square footage.

(5)	Excludes renewals at fixed contractual rates specified in the lease.

First Quarter 2018 Supplemental Information	Page 24

OFFICE LEASING SUMMARY

As of March 31, 2018
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2018	16	100%	207,056	$64.22	$57.52	$1,386,716	11.6%	29.8%	7.5	$11,165,819	$53.93
4th Quarter 2017	5	100%	20,249	$55.87	$50.26	$113,671	11.2%	21.4%	4.6	$204,298	$10.09
3rd Quarter 2017	13	100%	68,920	$46.49	$42.17	$297,954	10.3%	14.5%	5.2	$1,519,653	$22.05
2nd Quarter 2017	11	100%	88,675	$62.62	$47.24	$1,363,412	32.5%	47.4%	4.9	$956,040	$10.78
Total 12 months	45	100%	384,900	$60.24	$52.02	$3,161,753	15.8%	30.6%	6.3	$13,845,810	$35.97

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2018	9	56%	120,813	$54.81	$44.95	$1,190,208	21.9%	46.6%	9.5	$9,514,872	$78.76
4th Quarter 2017	2	40%	5,048	$45.00	$40.26	$23,950	11.8%	24.4%	4.2	$116,240	$23.03
3rd Quarter 2017	5	38%	20,253	$55.38	$47.81	$153,135	15.8%	26.0%	7.4	$877,719	$43.34
2nd Quarter 2017	3	27%	6,583	$40.87	$36.56	$28,395	11.8%	20.3%	5.1	$96,700	$14.69
Total 12 months	19	42%	152,697	$53.96	$44.81	$1,395,688	20.4%	41.9%	8.9	$10,605,531	$69.46

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2018	7	44%	86,243	$77.40	$75.13	$196,508	3.0%	16.1%	4.7	$1,650,947	$19.14
4th Quarter 2017	3	60%	15,201	$59.49	$53.58	$89,721	11.0%	20.6%	4.7	$88,058	$5.79
3rd Quarter 2017	8	62%	48,667	$42.79	$39.81	$144,819	7.5%	8.7%	4.3	$641,934	$13.19
2nd Quarter 2017	8	73%	82,092	$64.36	$48.10	$1,335,017	33.8%	49.2%	4.9	$859,340	$10.47
Total 12 months	26	58%	232,203	$64.36	$56.76	$1,766,065	13.4%	24.9%	4.7	$3,240,279	$13.95

Total Lease Summary - Comparable and Non-Comparable
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2018	23	245,081	$61.39	7.4	$14,009,667	$57.16
4th Quarter 2017	7	27,858	$54.23	5.2	$694,348	$24.92
3rd Quarter 2017	22	123,140	$47.25	6.7	$5,133,674	$41.69
2nd Quarter 2017	13	92,875	$61.74	5.0	$1,115,237	$12.01
Total 12 months	65	488,954	$57.49	6.6	$20,952,926	$42.85
Notes:

(1)	Comparable leases represent those leases signed on spaces for which there was a previous lease.

(2)	Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.

(3)	Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.

(4)	Weighted average is calculated on the basis of square footage.

(5)	Excludes renewals at fixed contractual rates specified in the lease.

First Quarter 2018 Supplemental Information	Page 25

MULTIFAMILY LEASING SUMMARY

As of March 31, 2018
Lease Summary - Loma Palisades
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2018	512	93.4%		$12,558,516	$2,045
4th Quarter 2017	519	94.7%	(4)	$12,343,980	$1,982
3rd Quarter 2017	513	93.6%	(4)	$12,155,772	$1,975
2nd Quarter 2017	520	94.9%	(4)	$12,286,836	$1,969

Lease Summary - Imperial Beach Gardens
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2018	149	93.1%		$3,521,508	$1,970
4th Quarter 2017	142	88.8%		$3,479,904	$2,041
3rd Quarter 2017	156	97.5%		$3,652,080	$1,951
2nd Quarter 2017	155	96.9%		$3,563,640	$1,915

Lease Summary - Mariner's Point
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2018	81	92.1%		$1,610,880	$1,656
4th Quarter 2017	86	97.7%		$1,617,300	$1,568
3rd Quarter 2017	85	96.6%		$1,737,624	$1,703
2nd Quarter 2017	87	98.9%		$1,687,608	$1,616

Lease Summary - Santa Fe Park RV Resort
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2018	106	84.4%		$1,275,120	$999
4th Quarter 2017	94	74.6%		$1,002,180	$888
3rd Quarter 2017	84	67.0%		$1,238,664	$1,223
2nd Quarter 2017	98	78.0%		$1,827,960	$1,550

Lease Summary - Pacific Ridge Apartments
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2018	493	92.5%		$16,052,556	$2,713
4th Quarter 2017	483	90.6%		$15,566,364	$2,686
3rd Quarter 2017	482	90.4%		$16,170,384	$2,797
2nd Quarter 2017	502	94.2%		$16,075,440	$2,668

First Quarter 2018 Supplemental Information	Page 26

MULTIFAMILY LEASING SUMMARY (CONTINUED)

As of March 31, 2018
Lease Summary - Hassalo on Eighth - Velomor
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2018	157	88.7%		$3,159,180	$1,677
4th Quarter 2017	167	94.4%		$3,236,304	$1,614
3rd Quarter 2017	165	93.2%		$3,301,416	$1,668
2nd Quarter 2017	166	93.8%		$3,221,940	$1,617

Lease Summary - Hassalo on Eighth - Aster Tower
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2018	324	96.1%		$6,400,212	$1,647
4th Quarter 2017	325	96.4%		$6,283,308	$1,612
3rd Quarter 2017	316	93.8%		$6,444,420	$1,699
2nd Quarter 2017	296	87.8%		$6,196,128	$1,745

Lease Summary - Hassalo on Eighth - Elwood
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2018	135	94.4%		$2,496,744	$1,541
4th Quarter 2017	122	85.3%		$2,198,088	$1,502
3rd Quarter 2017	128	89.5%		$2,465,736	$1,605
2nd Quarter 2017	131	91.6%		$2,438,040	$1,551

Total Multifamily Lease Summary
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2018	1,957	92.7%		$47,074,716	$2,004
4th Quarter 2017	1,938	91.8%	(5)	$45,727,428	$1,965
3rd Quarter 2017	1,929	91.3%	(5)	$47,166,096	$2,038
2nd Quarter 2017	1,955	92.6%	(5)	$47,297,592	$2,015

Notes:

(1)	Percentage leased for our multifamily properties includes total units rented as of each respective quarter end date.

(2)	Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) as of each respective quarter end date.

(3)	Annualized base rent per leased unit is calculated by dividing annualized base rent, by units under lease as of each respective quarter end date.

(4)	Excluding the 21 units associated with the Loma Palisades repositioning, Loma Palisades was 98.5%, 97.3% and 98.7% leased at December 31, 2017, September 30, 2017 and June 30, 2017, respectively.

(5)	Excluding the 21 units associated with the Loma Palisades repositioning, Total Multifamily was 92.7%, 92.3% and 93.5% leased at December 31, 2017, September 30, 2017 and June 30, 2017, respectively.

First Quarter 2018 Supplemental Information	Page 27

MIXED-USE LEASING SUMMARY

As of March 31, 2018

Lease Summary - Retail Portion
	Number of Leased Square Feet	Percentage leased (1)	Annualized Base Rent (2)	Annualized base Rent per Leased Square Foot (3)
Quarter
1st Quarter 2018	93,709	96.9%	$11,099,045	$118
4th Quarter 2017	93,684	96.9%	$10,513,637	$112
3rd Quarter 2017	90,650	93.7%	$10,058,429	$111
2nd Quarter 2017	92,564	95.7%	$10,408,616	$112

Lease Summary - Hotel Portion
	Number of Leased Units	Average Occupancy (4)	Average Daily Rate (4)	Annualized Revenue per Available Room (4)
Quarter
1st Quarter 2018	348	94.3%	$312	$295
4th Quarter 2017	340	92.2%	$298	$275
3rd Quarter 2017	352	95.3%	$340	$324
2nd Quarter 2017	336	91.1%	$305	$278
Notes:

(1)	Percentage leased for mixed-use property includes square footage under leases as of March 31, 2018, including leases which may not have commenced as of March 31, 2018.

(2)
Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2018 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.

(3)	Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of March 31, 2018.

(4)
Average occupancy represents the percentage of available units that were sold during the three months ended March 31, 2018, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for each respective quarter period by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for each respective quarter period and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

First Quarter 2018 Supplemental Information	Page 28

LEASE EXPIRATIONS

As of March 31, 2018
Assumes no exercise of lease options
	Office					Retail				Mixed-Use (Retail Portion Only)				Total
			% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring		Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.		Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	15,398		0.6%	0.3%	$1.77	22,883	0.7%	0.4%	$31.84	2,104	2.2%	—%	$107.47	40,385	0.7%	$24.32
2018	159,943		6.2	2.7	$37.88	213,641	6.6	3.6	$37.07	12,276	12.7	0.2	$108.78	385,860	6.6	$39.69
2019	307,794		12.0	5.2	$43.83	369,136	11.5	6.3	$29.09	13,638	14.1	0.2	$117.42	690,568	11.8	$37.40
2020	381,034		14.9	6.5	$41.54	291,241	9.1	5.0	$26.87	19,930	20.6	0.3	$58.34	692,205	11.8	$35.85
2021	300,987		11.7	5.1	$44.73	174,413	5.4	3.0	$43.04	14,321	14.8	0.2	$215.84	489,721	8.3	$49.13
2022	242,049	(2)	9.4	4.1	$46.94	444,815	13.8	7.6	$29.31	14,863	15.4	0.3	$110.38	701,727	11.9	$37.11
2023	301,483	(3)	11.8	5.1	$50.49	375,933	11.7	6.4	$17.47	1,004	1.0	—	$191.88	678,420	11.6	$32.40
2024	178,759		7.0	3.0	$38.35	248,674	7.7	4.2	$25.39	1,027	1.1	—	$229.56	428,460	7.3	$31.29
2025	229,379		9.0	3.9	$32.56	181,986	5.7	3.1	$22.68	1,010	1.0	—	$244.28	412,375	7.0	$28.72
2026	25,120		1.0	0.4	$27.53	101,045	3.1	1.7	$25.76	—	—	—	—	126,165	2.1	$26.11
2027	10,555		0.4	0.2	$49.08	120,100	3.7	2.0	$26.31	3,736	3.9	0.1	$124.93	134,391	2.3	$30.84
Thereafter	134,502		5.3	2.3	$29.96	552,792	17.2	9.4	$16.72	6,914	7.1	0.1	$130.17	694,208	11.8	$20.42
Signed Leases Not Commenced	137,695		5.4	2.3	—	9,611	0.3	0.2	—	2,886	3.0	—	—	150,192	2.6	—
Available	137,238		5.4	2.3	—	108,440	3.4	1.8	—	2,998	3.1	0.1	—	248,676	4.2	—
Total (4)	2,561,936		100.0%	43.6%	$37.09	3,214,710	100.0%	54.7%	$24.81	96,707	100.0%	1.6%	$114.77	5,873,353	100.0%	$31.65

Assumes all lease options are exercised
	Office					Retail				Mixed-Use (Retail Portion Only)				Total
			% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring		Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.		Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	15,398		0.6%	0.3%	$1.77	22,883	0.7%	0.4%	$31.84	2,104	2.2%	—%	$107.47	40,385	0.7%	$24.32
2018	153,513		6.0	2.6	$37.50	167,851	5.2	2.9	$38.83	12,276	12.7	0.2	$108.78	333,640	5.7	$40.79
2019	137,777		5.4	2.3	$39.31	103,991	3.2	1.8	$36.37	8,236	8.5	0.1	$142.59	250,004	4.3	$41.49
2020	150,344		5.9	2.6	$38.83	158,699	4.9	2.7	$22.95	2,568	2.7	—	$107.45	311,611	5.3	$31.31
2021	56,259		2.2	1.0	$40.14	98,242	3.1	1.7	$46.10	14,321	14.8	0.2	$215.84	168,822	2.9	$58.51
2022	79,289		3.1	1.3	$43.47	94,079	2.9	1.6	$37.86	15,293	15.8	0.3	$112.65	188,661	3.2	$46.28
2023	97,423		3.8	1.7	$40.65	60,249	1.9	1.0	$35.99	1,004	1.0	—	$191.88	158,676	2.7	$39.84
2024	152,136		5.9	2.6	$35.00	214,223	6.7	3.6	$28.69	1,027	1.1	—	$229.56	367,386	6.3	$31.86
2025	167,525		6.5	2.9	$35.76	116,049	3.6	2.0	$28.03	1,010	1.0	—	$244.28	284,584	4.8	$33.35
2026	151,545		5.9	2.6	$37.72	38,642	1.2	0.7	$44.10	—	—	—	—	190,187	3.2	$39.02
2027	78,398		3.1	1.3	$37.36	165,533	5.1	2.8	$27.29	3,736	3.9	0.1	$124.93	247,667	4.2	$31.95
Thereafter	1,047,396	(2)(3)	40.9	17.8	$46.16	1,856,218	57.7	31.6	$21.13	29,248	30.2	0.5	$72.88	2,932,862	49.9	$30.58
Signed Leases Not Commenced	137,695		5.4	2.3	—	9,611	0.3	0.2	—	2,886	3.0	—	—	150,192	2.6	—
Available	137,238		5.4	2.3	—	108,440	3.4	1.8	—	2,998	3.1	0.1	—	248,676	4.2	—
Total (4)	2,561,936		100.0%	43.6%	$37.09	3,214,710	100.0%	54.7%	$24.81	96,707	100.0%	1.6%	$114.77	5,873,353	100.0%	$31.65

First Quarter 2018 Supplemental Information	Page 29

LEASE EXPIRATIONS (CONTINUED)

As of March 31, 2018

Notes:

(1)
Annualized base rent per leased square foot is calculated by dividing (i) annualized base rent for leases expiring during the applicable period, by (ii) square footage under such expiring leases. Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2018 for the leases expiring during the applicable period by (ii) 12 months.

(2)
The expirations include 18,552 square feet leased by Scantron Corporation at City Center Bellevue through April 30, 2018, for which VMWare, Inc. has signed an agreement to lease such space beginning May 1, 2018 through November 30, 2022 with options to extend the lease through November 30, 2032.

(3)
The expirations include 19,126 square feet leased by Eisneramper LLP at The Landmark at One Market through December 31, 2018, for which Autodesk, Inc. has signed an agreement to lease such space beginning January 1, 2019 through December 31, 2023 with options to extend the lease through December 31, 2033.

(4)	Individual items may not add up to total due to rounding.

First Quarter 2018 Supplemental Information	Page 30

PORTFOLIO LEASED STATISTICS

	At March 31, 2018					At March 31, 2017
Type	Size		Leased (1)		Leased %	Size		Leased (1)		Leased %
Overall Portfolio(2) Statistics
Retail Properties (square feet)	3,214,710		3,106,270		96.6%	3,089,155		2,994,222		96.9%
Office Properties (square feet)	2,561,936		2,424,698		94.6%	2,681,637		2,395,390		89.3%
Multifamily Properties (units)	2,112		1,957		92.7%	1,579		1,474		93.4%	(3)
Mixed-Use Properties (square feet)	96,707		93,709		96.9%	96,707		90,979		94.1%
Mixed-Use Properties (units)	369		348	(4)	94.3%	369		338	(4)	91.5%

Same-Store(2) Statistics
Retail Properties (square feet)	2,549,212	(5)	2,492,522		97.8%	2,551,518	(5)	2,506,635		98.2%
Office Properties (square feet)	2,561,936		2,424,698		94.6%	2,558,952		2,395,390		93.6%
Multifamily Properties (units)	1,579	(6)	1,464		92.7%	1,579	(6)	1,474		93.4%	(3)
Mixed-Use Properties (square feet)	96,707		93,709		96.9%	96,707		90,979		94.1%
Mixed-Use Properties (units)	369		348	(4)	94.3%	369		338	(4)	91.5%

Notes:

(1)
Leased square feet includes square feet under lease as of each date, including leases which may not have commenced as of that date. Leased units for our multifamily properties include total units rented as of that date.

(2)	See Glossary of Terms.

(3)	Excluding the 21 units associated with the Loma Palisades repositioning, total multifamily was 94.6% leased and same-store multifamily was 96.2% leased at March 31, 2017.

(4)	Represents average occupancy for the three months ended March 31, 2018 and 2017.

(5)
The same-store portfolio includes the Forever 21 building at Del Monte Center which we acquired on September 1, 2017 after previously owning the underlying land. The same-store portfolio excludes Gateway Marketplace (acquired on July 6, 2017) and Waikele Center (due to significant redevelopment activity).

(6)	The same-store portfolio excludes the Pacific Ridge Apartments, as it was acquired on April 28, 2017.

First Quarter 2018 Supplemental Information	Page 31

TOP TENANTS - RETAIL

As of March 31, 2018
	Tenant	Property(ies)	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Retail	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Retail	Annualized Base Rent as a Percentage of Total
1	Kmart(1)	Waikele Center	6/30/2018	119,590	3.7%	2.0%	$4,903,190	6.1%	2.6%
2	Lowe's	Waikele Center	5/31/2028	155,000	4.8	2.6	4,586,349	5.7	2.5
3	Nordstrom Rack	Carmel Mountain Plaza, Alamo Quarry Market	9/30/2022 10/31/2022	69,047	2.1	1.2	2,189,648	2.7	1.2
4	Sprouts Farmers Market	Solana Beach Towne Centre, Carmel Mountain Plaza, Geary Marketplace	6/30/2019 3/31/2025 9/30/2032	71,431	2.2	1.2	1,919,436	2.4	1.0
5	Vons	Lomas Santa Fe Plaza	12/31/2022	49,895	1.6	0.8	1,399,205	1.8	0.8
6	Old Navy	Waikele Center, South Bay Marketplace, Alamo Quarry Market	7/31/2020 4/30/2021 9/30/2022	59,780	1.9	1.0	*	*	*
7	Marshalls	Carmel Mountain Plaza, Solana Beach Towne Centre	1/31/2019 1/31/2025	68,055	2.1	1.2	1,335,447	1.7	0.7
8	Regal Cinemas	Alamo Quarry Market	3/31/2023	72,447	2.3	1.2	1,122,929	1.4	0.6
9	Michaels	Carmel Mountain Plaza, Alamo Quarry Plaza	1/31/2024 2/29/2028	46,850	1.5	0.8	1,022,103	1.3	0.5
10	Angelika Film Center	Carmel Mountain Plaza	1/31/2024	34,561	1.1	0.6	958,657	1.2	0.5
	Top 10 Retail Tenants Total			746,656	23.3%	12.6%	$19,436,964	24.3%	10.4%

*	Data withheld at tenant's request.
(1)
In December 2016, the Kmart store at Waikele Center ceased its operations, but continues to remain fully liable for all of its lease obligations until the lease's scheduled expiration on June 30, 2018.

First Quarter 2018 Supplemental Information	Page 32

TOP TENANTS - OFFICE

As of March 31, 2018
	Tenant	Property	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Office	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Office	Annualized Base Rent as a Percentage of Total
1	salesforce.com	The Landmark at One Market	6/30/2019 4/30/2020 5/31/2021	254,118	9.9%	4.3%	$14,494,512	15.3%	7.8%
2	Autodesk, Inc.	The Landmark at One Market	12/31/2022 12/31/2023	114,664	4.5	2.0	9,547,099	10.0	5.1
3	Veterans Benefits Administration	First & Main	8/31/2020	93,572	3.7	1.6	3,006,453	3.2	1.6
4	Clearesult Operating, LLC	First & Main	4/30/2025	101,848	4.0	1.7	2,711,467	2.9	1.5
5	State of Oregon: Department of Environmental Quality	Lloyd District Portfolio	10/31/2031	87,787	3.4	1.5	2,531,777	2.7	1.4
6	Alliant International University	One Beach Street	10/31/2019	64,161	2.5	1.1	2,447,368	2.6	1.3
7	Treasury Call Center	First & Main	8/31/2020	63,648	2.5	1.1	2,184,302	2.3	1.2
8	Familycare, Inc.	Lloyd District Portfolio	9/30/2024	61,140	2.4	1.0	1,798,639	1.9	1.0
9	California Bank & Trust	Torrey Reserve Campus	2/29/2024	34,731	1.4	0.6	1,774,756	1.9	1.0
10	VMWare, Inc.	City Center Bellevue	11/30/2022	36,062	1.4	0.6	1,581,182	1.7	0.9
	Top 10 Office Tenants Total			911,731	35.7%	15.5%	$42,077,555	44.5%	22.8%

First Quarter 2018 Supplemental Information	Page 33

APPENDIX

First Quarter 2018 Supplemental Information	Page 34

GLOSSARY OF TERMS

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA): EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA for the three months ended March 31, 2018 and 2017 is as follows:

	Three Months Ended
	March 31,
	2018	2017
Net (loss) income	$(691)	$10,308
Depreciation and amortization	33,279	17,986
Interest expense	13,820	13,331
Interest income	(140)	(147)
Income tax expense/(benefit)	(65)	(163)
EBITDA	$46,203	$41,315

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that begins with EBITDA and includes adjustments for certain items that we believe are not representative of ongoing operating performance. Specifically, we include a pro forma adjustment to reflect a full period of NOI on the operating properties we acquire during the quarter, to assume all transactions occurred at the beginning of the quarter. We use Adjusted EBITDA as a supplemental performance measure because we believe these items create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

	Three Months Ended
	March 31,
	2018	2017
EBITDA	$46,203	$41,315
Pro forma adjustments	—	—
Adjusted EBITDA	$46,203	$41,315

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre): EBITDAre is a supplemental non-GAAP measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines EBITDAre as follows: net income or loss, computed in accordance with GAAP plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate including gain or loss on change of control, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates, if any. EBITDAre is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three months ended March 31, 2018 and 2017 is as follows:

	Three Months Ended
	March 31,
	2018	2017
Net (loss) income	$(691)	$10,308
Depreciation and amortization	33,279	17,986
Interest expense	13,820	13,331
Interest income	(140)	(147)
Income tax expense/(benefit)	(65)	(163)
EBITDAre	$46,203	$41,315

First Quarter 2018 Supplemental Information	Page 35

GLOSSARY OF TERMS (CONTINUED)

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as follows: net income (loss), computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items, gains and losses on sale of real estate and impairment losses. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income (loss) as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Funds Available for Distribution (FAD): FAD is a supplemental measure of our liquidity. We compute FAD by subtracting from FFO As Adjusted tenant improvements, leasing commissions and maintenance capital expenditures, eliminating the net effect of straight-line rents, amortization of above (below) market rents for acquisition properties, the effects of other lease intangibles, adding noncash amortization of deferred financing costs and debt fair value adjustments, adding noncash compensation expense, and adding (subtracting) unrealized losses (gains) on marketable securities. FAD provides an additional perspective on our ability to fund cash needs and make distributions by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating FAD and, accordingly, our FAD may not be comparable to other REITs.

Net Operating Income (NOI): We define NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance). NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expense, other nonproperty income and losses, gains and losses from property dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. However, NOI should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

	Three Months Ended
	March 31,
Reconciliation of NOI to net (loss) income	2018	2017
Total NOI	$51,766	$46,397
General and administrative	(5,567)	(5,082)
Depreciation and amortization	(33,279)	(17,986)
Interest expense	(13,820)	(13,331)
Other income, net	209	310
Net (loss) income	(691)	10,308
Net loss (income) attributable to restricted shares	72	(60)
Net loss (income) attributable to unitholders in the Operating Partnership	166	(2,861)
Net (loss) income attributable to American Assets Trust, Inc. stockholders	$(453)	$7,387

Overall Portfolio: Includes all operating properties owned by us as of March 31, 2018.

First Quarter 2018 Supplemental Information	Page 36

GLOSSARY OF TERMS (CONTINUED)

Same-Store Portfolio, Non-Same Store Portfolio and Redevelopment Same-Store: Information provided on a same-store basis includes the results of properties that we owned and operated for the entirety of both periods being compared except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, properties under development, properties classified as held for development and properties classified as discontinued operations. Information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. The following table shows the properties included in the same-store, non-same store and redevelopment same-store portfolio for the comparative periods presented.

Comparison of Three Months Ended
March 31, 2018 to 2017
	Same-Store	Non Same-Store	Redevelopment Same-Store
Retail Properties
Carmel Country Plaza	X		X
Carmel Mountain Plaza	X		X
South Bay Marketplace	X		X
Gateway Marketplace		X
Lomas Santa Fe Plaza	X		X
Solana Beach Towne Centre	X		X
Del Monte Center (1)	X		X
Geary Marketplace	X		X
The Shops at Kalakaua	X		X
Waikele Center		X	X
Alamo Quarry Market	X		X
Hassalo on Eighth - Retail	X		X
Office Properties
Torrey Reserve Campus	X		X
Solana Beach Corporate Centre	X		X
The Landmark at One Market	X		X
One Beach Street	X		X
First & Main	X		X
Lloyd District Portfolio	X		X
City Center Bellevue	X		X
Multifamily Properties
Loma Palisades	X		X
Imperial Beach Gardens	X		X
Mariner's Point	X		X
Santa Fe Park RV Resort	X		X
Pacific Ridge Apartments		X
Hassalo on Eighth	X		X
Mixed-Use Properties
Waikiki Beach Walk - Retail	X		X
Waikiki Beach Walk - Embassy Suites™	X		X
Development Properties
Torrey Point - Construction in Progress		X
Solana Beach Corporate Centre - Land		X
Solana Beach - Highway 101 - Land		X
Lloyd District Portfolio - Land		X	X
(1) Del Monte Center includes the Forever 21 building which we acquired on September 1, 2017 after previously owning the underlying land.

First Quarter 2018 Supplemental Information	Page 37

GLOSSARY OF TERMS (CONTINUED)

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators, new entrances, etc.) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.

First Quarter 2018 Supplemental Information	Page 38